UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2012

MOLINA HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-31719	13-4204626
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Oceangate, Suite 100, Long Beach, California 90802

(Address of principal executive offices)

Registrant’s telephone number, including area code: (562) 435-3666

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of February 13, 2012, Garrey E. Carruthers was elected as a Class I director by the board of directors (the “Board”) of Molina Healthcare, Inc. (the “Company”). Dr. Carruthers will fill an existing vacancy in Class I of the Board. The term of the Class I directors will expire at the Company’s 2012 annual meeting. As of the date of his appointment Dr. Carruthers had not been named to any committees of the Board.

There are no arrangements or understandings between Dr. Carruthers and the Company or any of its officers or directors pursuant to which Dr. Carruthers was selected as a director.

Dr. Carruthers, age 72, is currently serving as the Dean of the College of Business of New Mexico State University, a position he assumed in 2003. Since 2006, he has also served as New Mexico State University’s Vice President for Economic Development, and since 2009 has been the Director of the University’s Pete V. Domenici Institute. Dr. Carruthers was the President and Chief Executive Officer of Cimarron Health Plan in New Mexico from 1993 to 2003. From 1987 to 1990, he served a term as the Governor of the state of New Mexico, and from 1981 to 1984 served as Assistant Secretary of the U.S. Department of the Interior. Dr. Carruthers holds a Ph.D. in economics from Iowa State University.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLINA HEALTHCARE, INC.

Date: February 14, 2012	By: /s/ Jeff D. Barlow
Jeff D. Barlow Sr. Vice President – General Counsel, and Secretary